1
                     SOLUTIA GAMING SYSTEMS, INC.
                   EXCLUSIVE DISTRIBUTION AGREEMENT



      This Agreement is entered into on this the 9th day of November, 1999 between Solutia Gaming Systems, Inc. (Solutia), a Oklahoma Corporation with its principal place of business in Norcross, Georgia and BestCo., Inc. (Distributor), a South Carolina corporation with its principal place of business at 920 Frontage Road, Greenville, SC 29611. Solutia and Distributor agree as follows:

1. Solutia appoints Distributor to be an exclusive distributor for the sale of Solutia products, which for the purposes of this agreement are exclusively T340+ boards and the requisite software only, ("products") in the following distribution location only: Georgia (redemption market) and West Virginia (both hereinafter referred to as "territory"). Distributor's exclusive territory for the distribution of products is limited to the territory. Solutia may continue to sell the necessary products to the distributors detailed and contained in "Attachment A" until the expiration of the various agreements with the distributors so named in "Attachment A." Solutia or Leisure Time Technology, Inc. shall be the only multi-game capable boards, software, or game units sold by Distributor in the Territory.

2. Solutia agrees, during the term of this Agreement, to sell Products to Distributor at a price of $795.00 for the T-340+ boards and $400.00 for the requisite software. This price reflects a discount of 20% plus $5.00 off of the retail price of the product which is $1,500.00, i.e., the retail of $1,000.00 for the boards less 20%=$800.00-$5.00=$795.00 and software retail of $500.00 less 20%=$400.00. This price may be renegotiated at the conclusion of the Exclusive Distribution Agreement.

3. Distributor agrees all purchases are payable one hundred percent (100%) FOB, Solutia dock unless other financial arrangements are made between Solutia and Distributor.

4. Distributor agrees to use its best efforts to promote, sell, merchandise and demonstrate Products in the Territory. Distributor shall purchase at least 3,000 T340+ boards and the requisite software from Solutia by June 30, 2000. Then Distributor shall purchase 5,000 T340+ boards and the requisite software from Solutia by June 30, 2001. Then the Distributor shall purchase 5,000 T340+ boards and the requisite software from Solutia by June 30, 2002. Distributor shall be entitled to purchase the latest approved software available by Solutia for sale on the respective market.

5. Solutia and Distributor acknowledge that Distributor is an independent contractor, and the acceptance of this Agreement does not make or appoint Distributor as an agent or representative of Solutia for any purpose. Distributor is not authorized to act for, incur debt for, or make any representations on behalf of Solutia other than as set forth herein, and Distributor is not to represent itself to the public as an agent or representative of Solutia. Distributor shall not make any representations regarding Solutia or Products performance such as will bind Solutia to any such representation which are not authorized by Solutia in writing or stated in Solutia's product and promotional materials.

6. Distributor shall be responsible for and shall pay or have paid all taxes or license(s) or other costs on Products distributed in Georgia and West Virginia under this Agreement as are imposed by any governmental agency due to the sale or operation of


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      Product in Georgia and West Virginia, except any such taxes expressly assumed in writing by Solutia.

7. Distributor shall hold Solutia harmless and shall indemnify Solutia against all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities of any kind whatsoever arising out of Distributor's ownership, leasehold, or operation of its wholesale location. Distributor and Solutia shall indemnify and hold harmless each other for any liability arising out of their own acts, omissions, or failure to perform any obligation under this Agreement.

8. Neither Solutia nor Distributor shall be held liable under this Agreement for failure to carry out its provisions to the extent that such failure is caused by strikes, sabotage, fire, flood, inability to secure raw materials, act of God, riot, insurrection, war, act of any governmental authority, priorities granted at the request of or for the benefit, directly or indirectly, or any government or agency thereof, or any cause beyond their respective control. This clause shall be effective only so long as performance is prevented.

9. This Agreement shall continue on a year to year basis, subject to the provisions of paragraph 4. This Agreement will not be automatically renewed if Distributor fails to purchase the quantity of units as described in paragraph 4. The Agreement will be automatically renewed at the expiration of the term unless Solutia provides ninety (90) day written notice to cancel this contract without cause.

10. Except as otherwise provided herein, in the event of a breach of this Agreement or a default hereunder, Solutia or Distributor may cancel this Agreement for cause upon thirty (30) days written notice in the event such breach or default is not cured within thirty (30) days of receipt of said notice or in the event Distributor, after notice from Solutia, continues to engage in conduct that is detrimental or harmful to the good name, good will or reputation of Solutia or Leisure Time Technology, Inc. or Leisure Time Casinos & Resorts, Inc. or affiliates.

11. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. The acceptance of any order by Solutia after the termination of this Agreement shall not be construed as a renewal or extension of this Agreement nor as a waiver of the termination hereof.

12. This Agreement supersedes all previous or now existing arrangements or agreements between Distributor and Solutia and contains the entire understanding between the parties relating to the subject matter hereof. No modification or amendment of any provision or part of this Agreement shall be binding unless in writing, expressly denominated as an amendment hereto, signed by both parties.

13. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holding.

14. Any dispute or controversy of or relating to this Agreement; or any breach of this Agreement, shall be settled by arbitration to be held in Atlanta, GA, in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the Georgia state courts for this purpose. Costs shall be shared by both parties. If Solutia breaches this Agreement, then Distributor's damages shall be limited to a total of $305.00 per unit which represents the difference between the retail price and the distribution price as stated in paragraph 2 or representative share of the software and/or T340+ board per item sold by Solutia in breach of this agreement. i.e., retail price of boards of $1,000 and software of $500.00 = $1,500.00. Distributor price of board of $795.00 and software of $400.00 = $1,195.00 for a total difference of $305.00.

15. Without limitation, the following events shall constitute breaches or defaults:

      a.    Insolvency of Distributor

      b. Filing by or against Distributor or a petition in Bankruptcy or other insolvency proceeding.

      c. Breach by Distributor of any representation or warranty to Solutia contained herein or otherwise made to Solutia.

      d. Failure of Distributor to keep open its authorized location of business for more than thirty (30) consecutive business days; and

      e. The commission of any act by Distributor's management in violation of federal, state, or local law or such conduct, which in the sole discretion of Solutia adversely affects the ability of Solutia and/or the parent company Leisure Time Casinos & Resorts Inc. or sister company, Leisure Time Technology Inc., to obtain or maintain a license to market Products in any licensed jurisdiction.

16. Distributor shall not divulge to any third party, or use for its own unrelated purposes, any confidential, proprietary or business information relating to the business affairs of Solutia except to the extent that confidential information must be divulged or used in performing the Distributor's obligations under this Agreement. Confidential information shall include, but not be limited to, "CONFIDENTIAL" relating to Distributor prices, company policy, promotional programs not yet public, technical information regarding Products, market strategy, or any material or other information in writing and designated by Solutia as "CONFIDENTIAL". Distributor further agrees not to copy or to cause to allow any third party to copy, use or distribute any proprietary or confidential information. If distributor becomes aware of any breach of this provision, it must notify Solutia immediately. Any violation of this section shall be grounds for the immediate termination of this Agreement by Solutia without prior notice.

       Distributor will take all reasonable measures to protect Solutia and/or Leisure Time Technology, Inc.'s ("LTT") Proprietary Rights in the Software and Hardware. Distributor acknowledges that Distributor has no Proprietary Rights in the Hardware, Software or any other materials received from Solutia or LTT and does not acquire any rights in these Proprietary Rights by virtue of this agreement, except those contractual rights that are expressly granted herein. No rights to manufacture Solutia or LTT's Products are granted by this agreement. Distributor acknowledges that the Software and the structure, sequence and organization of the Software is proprietary to Solutia or LTT, and that Solutia or LTT retains exclusive ownership of the Software. Distributor shall not allow or cause to translate, disassemble, reverse engineer, or decompile Software in whole or in part. Distributor further agrees not to make copies or media translations of any of the documentation associated with the Software or Hardware except copies of manuals to be provided to End Users which manuals shall not be distributed to anyone or any entity by Distributor (other than to End Users as set forth herein) and which shall be returned to Solutia or LTT immediately upon Solutia or LTT's request. Distributor shall promptly notify LTT in writing if Distributor becomes aware of any misuse of or infringement upon Solutia or LTT's to its Proprietary Rights including translation, disassembling, reverse engineering, or decompiling Software in whole or in part by an person.

       Distributor recognizes that Solutia or LTT is the sole owner of the trademarks and tradenames as well the goodwill of the businesses associated with the trademarks and tradenames. Solutia or LTT grants Distributor a limited right to use the Solutia or LTT trademarks in its distribution, advertising and promotion for the Hardware and Software within the Territory in accordance with this agreement. Distributor may use the Solutia or LTT trademarks only in connection with the sale of the Products provided by Solutia and authorized by Solutia to be sold or licensed by Distributor within the Territory. Distributor agrees that the nature and quality of the products or services it supplies in connection with the Solutia or LTT trademarks shall conform to Solutia or LTT's standards. Distributor agrees to cooperate with Solutia or LTT in facilitating LTT's monitoring and control of the nature and quality of such products and services. Distributor will use LTT trademarks in accordance with applicable trademark law and only in a format and style approved by Solutia or LTT. Distributor agrees to comply with Solutia or LTT's policies regarding advertising and trademark usages established from time to time and to provide samples of such usage to Solutia or LTT upon request. Distributor will use such trademark notices as may be reasonably requested by Solutia or LTT to protect Solutia or LTT's trademark rights. Distributor further agrees not to affix any Solutia or LTT. trademarks to products other than the genuine Solutia or LTT Products.

17. Distributor shall not make or give any warranties on Products that bind Solutia except for such written warranties as are extended by Solutia.

18. It is Solutia's firm policy and practice to comply with all applicable gaming laws and regulations. Distributor shall conduct its business as a Solutia Distributor in the same manner. Non-compliance with any applicable gaming law shall cause this agreement to be terminated immediately without notice.

19. Distributor agrees to maintain customer files reflecting adequate information pertinent to each sale to enable tracking of Product sold. The information shall be provided to Solutia upon request.

20. This Agreement is not assignable or otherwise transferable by distributor without the prior written consent of Solutia. For purposes of this Agreement, the term "assignment" or "transfer" shall include any change in the ownership, or control of distributor which in Solutia in its sole discretion deems substantial.


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IN WITNESS WHEROF, Solutia and Distributor have caused this Agreement to be executed by their officers who have authority to bind their respective companies. The original of this Agreement is to be signed by Distributor and sent to Solutia for execution at Norcross, Georgia.

AGREED AND ACCEPTED:

Distributor:
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BestCo. Inc.


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By its President, Bobby G. Mosley

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Location

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Date


AGREED AND ACCEPTED:

Solutia Gaming Systems, Inc.
Norcross, Georgia


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By its President, Thomas Klingel


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Date